Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Record Fourth Quarter and Full Year Results
•	Assets under Management Rise to a Record $47.0 Billion
•	Fourth Quarter Earnings Per Share Up 93% to $1.29 per share
•	Full Year Earnings Per Share Up 59% to $4.54 per share

Rye, New York, February x, 2014 – GAMCO Investors, Inc. ("GAMCO") (NYSE: GBL) today reported its 2013 fourth quarter results including revenues of $122.7 million, net income of $33.3 million and earnings per diluted share of $1.29. On a comparable basis, revenues were $99.3 million, net income was $17.6 million, and earnings per diluted share were $0.67 in the fourth quarter of 2012.  For the full year 2013 revenues increased 15.5% to $397.6 million versus $344.3 million, net income surged to $116.9 million, or $4.54 per diluted share, an increase of 54.7% from earnings of $75.5 million or $2.86 for the full year 2012.

Assets under Management ("AUM") rose to a record $47.0 billion, up 8.1% from $43.5 billion at September 30, 2013 and up 29.1% from $36.4 billion at December 31, 2012.

Financial Highlights	Fourth Quarter			Full Year
($'s in 000's except AUM and per share data)	2012	2013		2012		2013

AUM - end of period (in millions)	$ 36,405	$ 47,010		$ 36,405		$ 47,010
AUM - average (in millions)	36,278	45,523		36,048		41,749

Revenues	99,277	122,714		344,281		397,562

Operating income before management fee (a)	27,902	51,547		124,148		161,241
Operating margin before management fee	28.1%	42.0%		36.1%		40.6%

Other income/(expense), net	3,740	6,148		6,186		41,139

Income before income taxes	28,479	53,321		117,316		183,551
Effective tax rate	38.0%	37.0%		35.6%		36.1%

Net income	17,594	33,317		75,539		116,853
Net income per share	$ 0.67	$ 1.29	(b)	$ 2.86	(c)	$ 4.54	(b)

Shares outstanding at December 31	25,746	26,086		25,746		26,086
(a) See GAAP to non-GAAP reconciliation on page 12.
(b) After a $0.12 per fully diluted share charge and $0.24 per fully diluted share charge for the fourth quarter and full year 2013, respectively, for our shareholder-designated charitable contribution program.
(c) After a $0.08 per fully diluted share charge for the full year ended December 31, 2012 related to the extinguishment of debt from the Dutch Auction of the 0% Subordinated Debentures.

Assets Under Management

Total firm AUM increased to a record $47.0 billion at December 31, 2013, up $3.5 billion from the third quarter and $10.6 billion higher than the fourth quarter of 2012.  Our fourth quarter 2013 net inflows were $271 million, reduced by $189 million of net open- and closed-end fund distributions. Market appreciation totaled $3.4 billion.

AUM in our open-end funds increased $1.5 billion during the quarter to $18.8 billion at December 31, 2013.  Net inflows into our open-end funds totaled $351 million, reflecting an annualized organic growth rate of 8.1%, reduced by net distributions of $51 million.  Market appreciation added $1.2 billion.  AUM in our open-end equity funds totaled $17.1 billion, 9.6% ahead of the previous quarter end AUM and 36.6% higher than the year earlier period.

Our closed-end funds had AUM of $6.9 billion on December 31, 2013, 10.4% higher than the $6.3 billion on December 31, 2012 and 3.3% above the $6.7 billion on September 30, 2013.  For 2013, market appreciation was $991 million and was partially offset by distributions from all closed-end funds, net of reinvestments, which reduced AUM by $484 million.

Institutional and private wealth management AUM increased 9.1% from the September 2013 quarter end to $20.3 billion and was 35.3% higher than the comparable 2012 year end.

Our investment partnerships' AUM increased to $811 million on December 31, 2013 from $805 million on September 30, 2013.

Firm wide, net inflows during the full year of 2013 were $1.6 billion, market appreciation totaled $9.6 billion and net open- and closed-end fund distributions were $625 million.  This compares with net outflows of $1.0 billion, market appreciation of $4.0 billion and net open- and closed-end fund distributions of $596 million for the full year of 2012.

Revenues

-	Revenues for the fourth quarter of 2013 were $122.7 million, up 23.6% from $99.3 million in the prior year.

-
Investment advisory and incentive fees were $106.2 million in the fourth quarter of 2013, an increase of $20.5 million or 23.9% from the comparable 2012 quarter.  Revenues were generally driven by growth in average AUM in our open- and closed-end funds and higher billable assets in our institutional and private wealth management accounts as well as a $3.5 million increase in incentive fees.

-	Average AUM in the open-end equity funds were $16.3 billion, an increase of 30.4% from $12.5 billion in the comparable 2012 quarter.

-	Average AUM in the institutional and private wealth management accounts were $19.6 billion, 33.1% higher than the prior year quarter.

-	Incentive fees earned during the 2013 quarter totaled $21.3 million versus $17.8 million in the fourth quarter of 2012.

-
Revenues from the distribution of our open-end funds and other income were $14.5 million for the fourth quarter 2013, an increase of $3.4 million, or 31.3%, from the prior year quarter of $11.1 million.

-	Our institutional research services revenues were $2.0 million in the fourth quarter 2013 versus $2.5 million in the prior year period.

Operating Income – Fourth Quarter

Operating income before management fee was $51.5 million in the fourth quarter 2013 versus $27.9 million in the fourth quarter 2012.  Included in the 2012 quarter was a $10.1 million non-cash charge resulting from the acceleration of RSAs.  Operating margin before management fee improved to 42.0% versus 28.1% (or 38.3% excluding the non-cash charge) in the fourth quarter of 2012.    Management believes evaluating operating income before management fee is an important measure in analyzing the Company's operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table VII included elsewhere herein.

Operating income, which is net of management fee expense, was $47.2 million in the fourth quarter of 2013 versus $24.7 million in the prior year period, an increase of $22.5 million.  The operating margin was 38.4% in the fourth quarter of 2013 versus 24.9% in the comparable prior year period.  The improvement in operating margin was due to leveraging of fixed costs partially offset by higher management fee expense.  Excluding the non-cash charge, net of management fee, operating income and operating margin in the fourth quarter of 2012 were $33.8 million and 34.1%, respectively. Management fee expense, which is incentive based and entirely variable, is based on pre-tax income and was impacted by the significant increase in quarter over quarter investment income.

Other income (expense)

Other income/(expense), net, was $6.2 million, or $0.12 per diluted share, in the 2013 quarter versus $3.7 million, or $0.07 per diluted share, in the fourth quarter of 2012.  Gains from investments in mutual funds, alternative products and proprietary accounts were $11.4 million in the 2013 quarter versus gains of $5.5 million in the fourth quarter of 2012.  Dividend and interest income totaled $2.1 million, up from $1.7 million in the prior year period.  Interest expense was $2.1 million in the 2013 fourth quarter; $1.4 million lower than the prior year quarter due to the fourth quarter 2012 repurchase of $64.1 million (face value) of 0% subordinated debentures through a tender offer as well as the payment of the $99 million 5.5% senior notes which came due May 15, 2013.  In addition, the fourth quarter 2013 had a charge of $5.3 million, or $0.12 per diluted share, for our 2014 Shareholder Designated Charitable Contribution program.

Income Taxes

The effective tax rate for the quarter ended December 31, 2013 was 37.0% compared to the 2012 quarter effective tax rate of 38.0%.

Business and Investment Highlights

-	GAMCO was ranked #232 in Pensions & Investments annual release of the largest 500 money managers, which includes both equity and fixed income managers, world-wide on December 31, 2012.

-
GAMCO Investors, Inc. held a Special Meeting of Shareholders on November 20, 2013 where the shareholders approved a change in the Company's state of incorporation from New York to Delaware and approved an amendment to the Company's 2002 Stock Award & Incentive Plan to increase by two million the number of Class A shares reserved for issuance.

-
On November 7, 2013, GAMCO announced that its Board of Directors approved a $0.25 per share donation under its Shareholder Designated Charitable Contribution Program on behalf of all registered Class A and Class B shareholders as of March 31, 2014.  GAMCO created its Shareholder Designated Contribution Program in April 2013.

-
On November 4-5 2013, G.research (formerly Gabelli & Company) hosted its 37th Annual Automotive Aftermarket Symposium in Las Vegas, Nevada.  This two day conference showcased a full spectrum of leading automotive companies, including aftermarket parts retailers, original equipment and aftermarket parts suppliers, publicly traded dealership groups and medium & heavy duty truck manufacturers.  The conference featured more than twenty companies introduced by a team of G.research analysts led by Brian Sponheimer.

-
G.research hosted its 19th Annual Aircraft Supplier conference on November 19, 2013 in New York City.  This research focused meeting featured presentations from leading aerospace and defense industry managements with an emphasis on sequestration dynamics, new technologies and company fundamentals.

Balance Sheet – $578.7 million of Cash and Investments at Quarter End

We ended the quarter with cash and investments of $578.7 million, debt of $111.9 million ($113.8 million face value) and equity attributable to GAMCO shareholders of $457.3 million.  We have $400 million available on our universal shelf registration which allows us the flexibility to issue any combination of senior and subordinated debt securities, convertible debt securities and common and preferred equity.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest as well as fund shareholder compensation including share repurchase, and dividends.

Shareholder Compensation

During the year ended December 31, 2013, we returned $33.5 million of our earnings to shareholders through dividends and stock repurchases.  We repurchased 229,228 shares at an average price of $64.41 per share through our stock buyback program, for a total investment of $14.8 million. We returned $18.7 million through cash dividends.

On February 4, 2014, GAMCO's Board of Directors declared a regular quarterly dividend of $0.06 per share payable on March 25, 2014 to its Class A and Class B shareholders of record on March 11, 2014.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

B.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe these measures are useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The positive swing of $0.05 per fully diluted share is derived by making certain necessary adjustments, as shown in the table below, to arrive at a net impact for each period and then calculating the difference.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	4th Quarter		Full Year
	2012	2013	2012	2013
Operating income before management fee	$27,902	$51,547	$124,148	$161,241
Management fee expense	(2,802)	(3,774)	(12,427)	(14,743)
Tax expense	(9,529)	(17,697)	(39,732)	(52,825)
Noncontrolling interest expense	120	99	363	(745)
Operating income (after management fee and taxes)	15,691	30,175	72,352	92,928
Per fully diluted share	$0.60	$1.17	$2.74	$3.61

Other income/(expense), net	$3,740	$6,148	$6,186	$41,139
Management fee (expense)/benefit	(361)	(600)	(591)	(4,086)
Tax (expense)/benefit	(1,283)	(2,055)	(1,989)	(13,361)
Noncontrolling interest (expense)/benefit	(193)	(351)	(419)	233
Other income/(expense), net (after management fee and taxes)	$1,903	$3,142	$3,187	$23,925
Per fully diluted share	$0.07	$0.12	$0.12	$0.93

Net income per fully diluted share	$0.67	$1.29	$2.86	$4.54
Diluted weighted average shares outstanding	26,305	25,733	26,436	25,712

C.	Shareholder-designated charitable contribution program expense, net of management fee and tax benefit, per diluted share, is provided below:

	4th Quarter	YTD
(in thousands, except per share data)	2013	2013
Shareholder-designated charitable contribution program	$5,313	$10,626
Management fee and tax benefit	2,291	4,582
Net expense	$3,022	$6,044

Shareholder-designated charitable contribution program charge per share	$0.12	$0.24
Diluted weighted average shares outstanding	25,733	25,712

D.	Non- cash charge for RSA acceleration expense:

	4th Quarter	Full Year
(in thousands, except per share data)	2012	2012
RSA amortization expense	$10,097	$10,097
Management fee expense	1,010	1,010
Operating income impact	$9,087	$9,087

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 4th Quarter 2013
				Fund
		Market		distributions,
	September 30,	appreciation/	Net cash	net of	December 31,
	2013	(depreciation)	flows	reinvestments	2013
Equities:
Open-end Funds	$15,581	$1,218	$330	$(51)	$17,078
Closed-end Funds	6,721	364	(2)	(138)	6,945
Institutional & PWM - direct	15,026	1,498	(38)	-	16,486
Institutional & PWM - sub-advisory	3,503	328	(34)	-	3,797
Investment Partnerships	805	11	(5)	-	811
SICAV (a)	94	2	-	-	96
Total Equities	41,730	3,421	251	(189)	45,213
Fixed Income:
Money-Market Fund	1,714	-	21	-	1,735
Institutional & PWM	63	-	(1)	-	62
Total Fixed Income	1,777	-	20	-	1,797
Total Assets Under Management	$43,507	$3,421	$271	$(189)	$47,010

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Full Year 2013
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	December 31,
	2012	(depreciation)	flows	reinvestments	2013
Equities:
Open-end Funds	$12,502	$3,271	$1,446	$(141)	$17,078
Closed-end Funds	6,288	991	150	(484)	6,945
Institutional & PWM - direct	12,030	4,287	169	-	16,486
Institutional & PWM - sub-advisory	2,924	1,007	(134)	-	3,797
Investment Partnerships	801	41	(31)	-	811
SICAV (a)	119	6	(29)	-	96
Total Equities	34,664	9,603	1,571	(625)	45,213
Fixed Income:
Money-Market Fund	1,681	-	54	-	1,735
Institutional & PWM	60	-	2	-	62
Total Fixed Income	1,741	-	56	-	1,797
Total Assets Under Management	$36,405	$9,603	$1,627	$(625)	$47,010

Table III: Assets Under Management
	December 31,	December 31,	%
	2012	2013	Inc.(Dec.)
Equities:
Open-end Funds	$12,502	$17,078	36.6%
Closed-end Funds	6,288	6,945	10.4
Institutional & PWM - direct	12,030	16,486	37.0
Institutional & PWM - sub-advisory	2,924	3,797	29.9
Investment Partnerships	801	811	1.2
SICAV (a)	119	96	(19.3)
Total Equities	34,664	45,213	30.4
Fixed Income:
Money-Market Fund	1,681	1,735	3.2
Institutional & PWM	60	62	3.3
Total Fixed Income	1,741	1,797	3.2
Total Assets Under Management	$36,405	$47,010	29.1%

Table IV: Assets Under Management by Quarter

						%D
	12/12	3/13	6/13	9/13	12/13	12/12	9/13
Equities:
Open-end Funds	$12,502	$13,813	$14,188	$15,581	$17,078	36.6%	9.6%
Closed-end Funds	6,288	6,557	6,409	6,721	6,945	10.4	3.3
Institutional & PWM - direct	12,030	13,690	14,069	15,026	16,486	37.0	9.7
Institutional & PWM - sub-advisory	2,924	3,299	3,185	3,503	3,797	29.9	8.4
Investment Partnerships	801	796	778	805	811	1.2	0.7
SICAV (a)	119	113	93	94	96	(19.3)	2.1
Total Equities	34,664	38,268	38,722	41,730	45,213	30.4	8.3
Fixed Income:
Money-Market Fund	1,681	1,758	1,689	1,714	1,735	3.2	1.2
Institutional & PWM	60	64	67	63	62	3.3	(1.6)
Total Fixed Income	1,741	1,822	1,756	1,777	1,797	3.2	1.1
Total Assets Under Management	$36,405	$40,090	$40,478	$43,507	$47,010	29.1%	8.1%

(a) Includes $104 million, $99 million, $90 million, $92 million and $94 million of proprietary seed capital at December 31, 2012,
March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, respectively.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended December 31,
				% Inc.
	2012		2013	(Dec.)

Investment advisory and incentive fees	$85,697		$106,170	23.9%
Distribution fees and other income	11,080		14,544	31.3
Institutional research services	2,500		2,000	(20.0)
Total revenues	99,277		122,714	23.6

Compensation costs	50,383	(a)	50,656	0.5
Distribution costs	10,267		13,286	29.4
Other operating expenses	10,725		7,225	(32.6)
Total expenses	71,375		71,167	(0.3)

Operating income before management fee	27,902		51,547	84.7

Investment income	7,220		14,385
Extinguishment of debt	-		(861)
Interest expense	(3,480)		(2,063)
Shareholder-designated contribution	-		(5,313)
Other income, net	3,740		6,148

Income before management fee and income taxes	31,642		57,695	82.3
Management fee expense	3,163		4,374
Income before income taxes	28,479		53,321	87.2
Income tax expense	10,812		19,752
Net income	17,667		33,569	90.0
Net income attributable to noncontrolling interests	73		252
Net income attributable to GAMCO Investors, Inc.	$17,594		$33,317	89.4

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.67		$1.30	94.0

Diluted	$0.67		$1.29	92.5

Weighted average shares outstanding:
Basic	26,208		25,567	(2.4)

Diluted	26,305		25,733	(2.2)

Actual shares outstanding (b)	25,746		26,086	1.3%

Notes:
(a) Includes $10.1 million in expenses from the acceleration of RSAs.
(b) Includes 0 and 566,950 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 12.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Year Ended December 31,
				% Inc.
	2012		2013	(Dec.)

Investment advisory and incentive fees	$288,480		$336,658	16.7%
Distribution fees and other income	44,848		51,964	15.9
Institutional research services	10,953		8,940	(18.4)
Total revenues	344,281		397,562	15.5

Compensation costs	150,806	(a)	163,870	8.7
Distribution costs	40,842		48,936	19.8
Other operating expenses	28,485		23,515	(17.4)
Total expenses	220,133		236,321	7.4

Operating income before management fee	124,148		161,241	29.9

Investment income	28,392		63,274
Extinguishment of debt	(6,307)		(998)
Interest expense	(15,899)		(10,511)
Shareholder-designated contribution	-		(10,626)
Other income, net	6,186		41,139

Income before management fee and income taxes	130,334		202,380	55.3
Management fee expense	13,018		18,829
Income before income taxes	117,316		183,551	56.5
Income tax expense	41,721		66,186
Net income	75,595		117,365	55.3
Net income attributable to noncontrolling interests	56		512
Net income attributable to GAMCO Investors, Inc.	$75,539		$116,853	54.7

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$2.87		$4.56	58.9

Diluted	$2.86		$4.54	58.7

Weighted average shares outstanding:
Basic	26,283		25,653	(2.4)

Diluted	26,436		25,712	(2.7)

Actual shares outstanding (b)	25,746		26,086	1.3%

Notes:
(a) Includes $10.1 million in expenses from the acceleration of RSAs.
(b) Includes 0 and 566,950 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 12.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2012							2013
	1st	2nd	3rd		4th			1st	2nd	3rd	4th
	Quarter	Quarter	Quarter		Quarter		Full Year	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$ 81,749	$ 81,024	$ 82,231		$ 99,277		$344,281	$ 86,181	$ 92,290	$ 96,377	$122,714	$397,562

Expenses	50,553	48,042	50,163		71,375	(a)	220,133	51,474	55,660	58,020	71,167	236,321

Operating income before
management fee	31,196	32,982	32,068		27,902		124,148	34,707	36,630	38,357	51,547	161,241

Investment income/(loss)	15,114	(2,389)	2,140	(b)	7,220		22,085	13,636	14,648	20,468	13,524	62,276
Interest expense	(4,404)	(4,429)	(3,586)		(3,480)		(15,899)	(3,488)	(2,796)	(2,164)	(2,063)	(10,511)
Shareholder-designated contribution	-	-	-		-		-	(5,000)	-	(313)	(5,313)	(10,626)
Other income/(expense), net	10,710	(6,818)	(1,446)		3,740		6,186	5,148	11,852	17,991	6,148	41,139

Income before management
fee and income taxes	41,906	26,164	30,622		31,642		130,334	39,855	48,482	56,348	57,695	202,380
Management fee expense	4,184	2,615	3,056		3,163		13,018	3,980	4,846	5,629	4,374	18,829
Income before income taxes	37,722	23,549	27,566		28,479		117,316	35,875	43,636	50,719	53,321	183,551
Income tax expense	13,756	8,686	8,467		10,812		41,721	13,195	15,724	17,515	19,752	66,186
Net income	23,966	14,863	19,099		17,667		75,595	22,680	27,912	33,204	33,569	117,365
Net income/(loss) attributable
to noncontrolling interests	130	(242)	95		73		56	135	19	106	252	512
Net income attributable to
GAMCO Investors, Inc.	$ 23,836	$ 15,105	$ 19,004		$ 17,594		$ 75,539	$ 22,545	$ 27,893	$ 33,098	$ 33,317	$116,853

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$ 0.90	$ 0.58	$ 0.72		$ 0.67		$ 2.87	$ 0.88	$ 1.09	$ 1.29	$ 1.30	$ 4.56

Diluted	$ 0.90	$ 0.57	$ 0.72		$ 0.67		$ 2.86	$ 0.88	$ 1.09	$ 1.29	$ 1.29	$ 4.54

Weighted average shares outstanding:
Basic	26,415	26,258	26,250		26,208		26,283	25,742	25,679	25,625	25,567	25,653

Diluted	26,533	26,426	26,439		26,305		26,436	25,758	25,689	25,700	25,733	25,712
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$ 31,196	$ 32,982	$ 32,068		$ 27,902		$124,148	$ 34,707	$ 36,630	$ 38,357	$ 51,547	$161,241
Deduct: management fee expense	4,184	2,615	3,056		3,163		13,018	3,980	4,846	5,629	4,374	18,829
Operating income	$ 27,012	$ 30,367	$ 29,012		$ 24,739		$111,130	$ 30,727	$ 31,784	$ 32,728	$ 47,173	$142,412

Operating margin before
management fee	38.2%	40.7%	39.0%		28.1%		36.1%	40.3%	39.7%	39.8%	42.0%	40.6%
Operating margin after
management fee	33.0%	37.5%	35.3%		24.9%		32.3%	35.7%	34.4%	34.0%	38.4%	35.8%

(a) Includes $10.1 million in expenses from the acceleration of RSAs.
(b) Includes $6.3 million loss on extinguishment of $64.6 million (face value) of 0% Subordinated Debentures.

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	December 31,	December 31,
	2012	2013

ASSETS

Cash and cash equivalents	$190,608	$210,451
Investments (a)	378,263	371,262
Receivable from brokers	50,655	49,461
Other receivables	52,600	60,390
Income tax receivable	1,014	445
Other assets	17,589	17,477

Total assets	$690,729	$709,486

LIABILITIES AND EQUITY

Payable to brokers	$14,346	$10,765
Income taxes payable and deferred tax liabilities	25,394	39,846
Compensation payable	10,535	34,663
Securities sold short, not yet purchased	3,136	6,178
Accrued expenses and other liabilities	32,656	39,190
Sub-total	86,067	130,642

5.5% Senior notes (repaid May 15, 2013)	99,000	-
5.875% Senior notes (due June 1, 2021)	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,366	11,911
Total debt	216,366	111,911
Total liabilities	302,433	242,553

Redeemable noncontrolling interests	17,362	6,751

GAMCO Investors, Inc.'s stockholders' equity	367,608	457,331
Noncontrolling interests	3,326	2,851
Total equity	370,934	460,182

Total liabilities and equity	$690,729	$709,486

(a) Includes investments in sponsored registered investment companies of $61.9 million and $44.0 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $21.7 million and $13.8 million, respectively.